Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

YOSHIHARU GLOBAL CO.

Yoshiharu Global Co. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Yoshiharu Global Co.

2. The date of the original filing of this Certificate of Incorporation was December 9, 2021.

3. Pursuant to Sections 242 and 228 of the DGCL, the amendments and restatements herein set forth have been duly approved by the Board of Directors of the Corporation (the “Board of Directors”) and the sole stockholder of the Corporation.

4. Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

The text of the Restated Certificate of Incorporation is hereby amended and restated as follows:

ARTICLE I

NAME

The name of the corporation is Yoshiharu Global Co.

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ARTICLE II

AGENT

The Corporation’s registered office in the State of Delaware is 108 Lakeland Avenue, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. Subject to Section 4.2(c)(ii) hereof, the aggregate number of shares which the Corporation shall have authority to issue is 50,000,00 shares, of which 49,000,000 shall be designated as Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and 1,000,000 shall be designated as Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock or the Class B Common Stock may be increased or decreased (but not below the number of shares of the Class A Common Stock or the Class B Common Stock, as the case may be, then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing at least a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, on such increase or decrease irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of any of the Class A Common Stock or the Class B Common Stock voting separately as a class shall be required therefor.

Section 4.2 Common Stock.

(a) Identical Rights. The powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of the Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation.

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(b) Voting. Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders.

(c) Votes Per Share. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each such share.

(d) Conversion.

(i) Voluntary Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof at any time and from time to time, into one fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates, if any, representing the shares of Class B Common Stock to be converted at any time during normal business hours at the office of the Corporation’s transfer agent (the “Transfer Agent”), accompanied by a written notice from the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, if any, into an equal number of shares of Class A Common Stock, and (if so required by the Transfer Agent) by instruments of transfer, in form satisfactory to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and transfer tax stamps or funds therefor if required pursuant to this Section 4.2(d). To the extent permitted by law, such conversion shall be deemed to have been effected at 5:00 p.m. Pacific Time on the date of such surrender.

(ii) Automatic Conversion. Each share of Class B Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the earliest of (A) the date such shares cease to be beneficially owned (as such term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Section 13(d)”)) by James Chae (“Mr. Chae”) and (B) at 5:00 p.m. Pacific Time on the date that Mr. Chae ceases to beneficially own (as such term is defined under Section 13(d)) at least 25% of the voting power of all the outstanding shares of capital stock of the Corporation.

(iii) Immediately upon conversion of shares of Class B Common Stock, the rights of the holders of shares of Class B Common Stock as such shall cease, and such holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. The issuance of certificates, if any, for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the individual, entity or other person holding such shares of Class B Common Stock immediately prior to such conversion shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

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(iv) The one-to-one conversion ratio for the conversion of the Class B Common Stock into Class A Common Stock in accordance with this Section 4.2(d) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(v) If any shares of Class B Common Stock shall be converted pursuant to this Section 4.2(d), the shares so converted shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

(vi) Reservation of Stock Issuable upon Conversion. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, in addition to such other remedies as shall be available to the holders of such Class B Common Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

(e) Dividends. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in shares of Class B Common Stock, as the case may be, or in rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or shares of Class B Common Stock, such dividends shall be declared at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

(f) Changes in Common Stock. If the Corporation in any manner subdivides or combines the then-outstanding shares of Class A Common Stock, the then-outstanding shares of Class B Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the then-outstanding shares of Class B Common Stock, the then-outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be.

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(g) Reorganization, Consolidation, Share Exchange or Merger. In the event of any reorganization, consolidation, share exchange or merger of the Corporation with or into any other person or persons in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of capital stock or other securities or property (including cash), each holder of a share of Class A Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of capital stock and other securities and property (including cash), other than a difference in kind or amount of capital stock and other securities received that is limited to preserving the relative voting power of the holders of Class A Common Stock and Class B Common Stock in effect prior to any such transaction, unless the different treatment of the shares of each such class of Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. In the event that the holders of shares of Class A Common Stock or shares of Class B Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration in respect of any such transaction, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock and holders of shares of Class B Common Stock, as the case may be, are granted substantially identical election rights.

(h) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall rank pari passu with each other and shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. The number of directors which constitute the Board of Directors shall be designated or provided for in the bylaws of the Corporation.

Section 5.2 Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next annual meeting of the stockholders or until his or her successor is duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

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Section 5.3 Removal. Any director, or the entire Board of Directors, may be removed from office at any time, (i) for cause only by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (ii) without cause only by the affirmative vote of the holders of at least majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.4 [Intentionally omitted].

Section 5.5 Powers. Except as otherwise expressly provided by the DGCL or this Amended and Restated Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

Section 5.6 Election. Subject to this Article V, the election of directors may be conducted in any manner approved by the person presiding at a meeting of the stockholders or the directors, as the case may be, at the time when the election is held and need not be by written ballot. The stockholders do not have the right to cumulate their votes for the election of directors.

Section 5.7 Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

ARTICLE VI

LIABILITY OF DIRECTORS

Section 6.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

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Section 6.2 Indemnification. To the fullest extent permitted by the DGCL, the Corporation shall provide indemnification of (and advancement of expenses to) directors and officers of the Corporation through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

STOCKHOLDER ACTION

For such time as Mr. Chae beneficially owns greater than 50% of the voting power of outstanding Common Stock of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VIII

SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board of Directors pursuant to a resolution of the Board of Directors adopted by a majority of the total number of directors then in office. The stockholders of the Corporation do not have the power to call a special meeting of the stockholders. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time as shall be specified in the notice of such special meeting. The bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

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ARTICLE X

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE XI

AMENDMENTS

Section 11.1 Amendment of Amended and Restated Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided, however, that in addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation.

Section 11.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to amend, alter, change or repeal the bylaws of the Corporation. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 662⁄3% in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend, alter, change or repeal any provision of the bylaws of the Corporation.

ARTICLE XII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII. This Article XII shall not apply to actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

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IN WITNESS WHEREOF, Yoshiharu Global Co. has caused this certificate to be signed by James Chae, its President, on this ____________ day of 2022.

YOSHIHARU GLOBAL CO.

By:
Name:	James Chae
Title:	President

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